Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Johanna Schmitt	Mark Stoutenberg
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
AkamaiPR@akamai.com	mstouten@akamai.com

AKAMAI REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

First quarter revenue of $1.015 billion, up 3% year-over-year and up 4% when adjusted for foreign exchange*

Security and cloud computing revenue represented 69% of total revenue in the first quarter and combined grew 10% year-over-year and 11% when adjusted for foreign exchange*

GAAP net income per diluted share of $0.82, down 26% year-over-year and down 23% when adjusted for foreign exchange*, and non-GAAP net income per diluted share* of $1.70, up 4% year-over-year and up 6% when adjusted for foreign exchange*

CAMBRIDGE, Mass. – May 8, 2025 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cybersecurity and cloud computing company that powers and protects business online, today reported financial results for the first quarter ended March 31, 2025.

“Akamai delivered a solid start to the year with our results meeting or exceeding expectations,” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “We were particularly pleased with the continued momentum of our fast-growing segmentation, API security and cloud solutions. Looking ahead, we remain focused on driving profitable growth that powers our transformation into a leading cybersecurity and cloud computing company.”

Akamai delivered the following results for the first quarter ended March 31, 2025:

Revenue: Revenue was $1.015 billion, a 3% increase over first quarter 2024 revenue of $987 million and a 4% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $531 million, up 8% year-over-year and up 10% when adjusted for foreign exchange*
•Delivery revenue was $319 million, down 9% year-over-year and down 8% when adjusted for foreign exchange*
•Cloud computing revenue was $165 million, up 14% year-over-year and up 15% when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $529 million, up 3% year-over-year
•International revenue was $486 million, up 2% year-over-year and up 5% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $155 million, a 7% decrease from first quarter 2024. GAAP operating margin for the first quarter was 15%, down 2 percentage points from the same period last year.

Non-GAAP income from operations* was $307 million, up 5% from first quarter 2024. Non-GAAP operating margin* for the first quarter was 30%, flat from the same period last year.

Net income: GAAP net income was $123 million, a 30% decrease from first quarter 2024. Non-GAAP net income* was $256 million, flat from first quarter 2024.

EPS: GAAP net income per diluted share was $0.82, a 26% decrease from first quarter 2024 and a 23% decrease when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.70, a 4% increase from first quarter 2024 and a 6% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $441 million, a 6% increase from first quarter 2024.

Supplemental cash information: Cash from operations for the first quarter of 2025 was $251 million, or 25% of revenue. Cash, cash equivalents and marketable securities was $1.344 billion as of March 31, 2025.

Share repurchases: The Company spent $500 million in the first quarter of 2025 to repurchase 6.2 million shares of its common stock at an average price of $81.19 per share. The Company had 146 million shares of common stock outstanding as of March 31, 2025.

Financial guidance:

The Company reports the following financial guidance for the second quarter and full year 2025:

	Three Months Ending June 30, 2025		Year Ending December 31, 2025
	Low End	High End	Low End	High End
Revenue (in millions)	$1,012	$1,032	$4,050	$4,200
Non-GAAP operating margin *	28%	28%	28%	28%
Non-GAAP net income per diluted share *	$1.52	$1.58	$6.10	$6.40
Non-GAAP tax rate*	19%	20%	19%	20%
Shares used in non-GAAP per diluted share calculations * (in millions)	148	148	150	150
Capex as a percentage of revenue *	22%	23%	19%	20%

The guidance that is provided on a non-GAAP basis cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items Akamai excludes from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items Akamai excludes and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

* See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 9406971. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence and global operations team provide defense-in-depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale and expertise they need to grow their business with confidence. Learn more about Akamai’s cloud computing, security and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on X, formerly known as Twitter, and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,097,026	$517,707
Marketable securities	224,204	1,078,876
Accounts receivable, net	759,438	727,687
Prepaid expenses and other current assets	294,303	253,827
Total current assets	2,374,971	2,578,097
Marketable securities	23,020	275,592
Property and equipment, net	2,110,054	1,995,071
Operating lease right-of-use assets	977,419	1,006,738
Acquired intangible assets, net	700,717	727,585
Goodwill	3,157,409	3,151,077
Deferred income tax assets	454,568	483,249
Other assets	184,032	151,376
Total assets	$9,982,190	$10,368,785
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$155,917	$130,447
Accrued expenses	265,371	370,888
Deferred revenue	169,529	149,222
Convertible senior notes	1,149,761	1,149,116
Operating lease liabilities	263,365	259,134
Other current liabilities	12,586	32,516
Total current liabilities	2,016,529	2,091,323
Deferred revenue	22,945	26,314
Deferred income tax liabilities	18,151	16,066
Convertible senior notes	2,397,953	2,396,695
Operating lease liabilities	807,697	829,660
Other liabilities	134,354	130,370
Total liabilities	5,397,629	5,490,428
Total stockholders’ equity	4,584,561	4,878,357
Total liabilities and stockholders’ equity	$9,982,190	$10,368,785

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	$1,015,139	$1,019,939	$986,970
Costs and operating expenses:
Cost of revenue (1) (2)	418,945	414,356	394,743
Research and development (1)	123,549	120,245	116,932
Sales and marketing (1)	134,131	144,621	134,570
General and administrative (1) (2)	155,933	155,544	152,430
Amortization of acquired intangible assets	27,637	25,614	21,023
Restructuring charge	361	11,499	544
Total costs and operating expenses	860,556	871,879	820,242
Income from operations	154,583	148,060	166,728
Interest and marketable securities income, net	19,530	22,746	27,841
Interest expense	(6,750)	(6,735)	(6,818)
Other income (expense), net	6,020	(5,962)	511
Income before provision for income taxes	173,383	158,109	188,262
Provision for income taxes	(50,212)	(18,204)	(12,844)
Net income	$123,171	$139,905	$175,418

Net income per share:
Basic	$0.83	$0.93	$1.16
Diluted	$0.82	$0.91	$1.11

Shares used in per share calculations:
Basic	149,052	150,240	151,628
Diluted	151,064	153,091	157,466

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Cash flows from operating activities:
Net income	$123,171	$139,905	$175,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	174,022	167,949	156,183
Stock-based compensation	111,978	99,045	93,260
Provision (benefit) for deferred income taxes	31,383	(71,206)	(10,467)
Amortization of debt issuance costs	1,605	1,588	1,682
(Gain) loss on investments	(9,313)	5,000	—
Other non-cash reconciling items, net	2,142	19,797	2,062
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(25,677)	(50,392)	(736)
Prepaid expenses and other current assets	(37,129)	(20,614)	(26,016)
Accounts payable and accrued expenses	(109,906)	79,535	(66,949)
Deferred revenue	14,948	6,709	34,316
Other current liabilities	(20,276)	(15,490)	356
Other non-current assets and liabilities	(5,748)	(18,038)	(7,231)
Net cash provided by operating activities	251,200	343,788	351,878
Cash flows from investing activities:
Cash paid for asset acquisition	(29,930)	(127,973)	—
Purchases of property and equipment and capitalization of internal-use software development costs	(196,008)	(162,859)	(173,754)
Purchases of short- and long-term marketable securities	(7,080)	(34,535)	(170,019)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	1,112,955	81,368	182,255
Other, net	(3,091)	(187)	9,935
Net cash provided by (used in) investing activities	876,846	(244,186)	(151,583)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	20,182	13,805	20,310
Employee taxes paid related to net share settlement of stock-based awards	(72,063)	(16,061)	(109,333)
Repurchases of common stock	(499,963)	(138,371)	(125,449)
Other, net	(406)	(213)	(1,509)
Net cash used in financing activities	(552,250)	(140,840)	(215,981)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	5,431	(12,431)	(4,013)
Net increase (decrease) in cash, cash equivalents and restricted cash	581,227	(53,669)	(19,699)
Cash, cash equivalents and restricted cash at beginning of period	519,084	572,753	490,470
Cash, cash equivalents and restricted cash at end of period	$1,100,311	$519,084	$470,771

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Security	$530,695	$534,602	$490,681
Delivery	318,988	317,842	351,758
Cloud computing	165,456	167,495	144,531
Total revenue	$1,015,139	$1,019,939	$986,970
Revenue growth rates year-over-year:
Security	8%	14%	21%
Delivery	(9)	(18)	(11)
Cloud computing	14	24	25
Total revenue	3%	3%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	10%	14%	21%
Delivery	(8)	(18)	(10)
Cloud computing	15	25	25
Total revenue	4%	3%	8%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
U.S.	$528,739	$529,879	$512,347
International	486,400	490,060	474,623
Total revenue	$1,015,139	$1,019,939	$986,970
Revenue growth rates year-over-year:
U.S.	3%	3%	8%
International	2	2	7
Total revenue	3%	3%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	3%	3%	8%
International	5	4	8
Total revenue	4%	3%	8%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2025	December 31, 2024	March 31, 2024
Stock-based compensation:
Cost of revenue	$18,928	$16,129	$12,618
Research and development	42,268	37,843	38,045
Sales and marketing	22,440	18,730	18,811
General and administrative	28,342	26,343	23,786
Total stock-based compensation	$111,978	$99,045	$93,260

Depreciation and amortization:
Network-related depreciation	$78,325	$74,949	$65,675
Capitalized internal-use software development amortization	40,095	40,343	43,632
Other depreciation and amortization	15,884	15,983	16,030
Non-GAAP depreciation and amortization (1)	134,304	131,275	125,337
Capitalized stock-based compensation amortization (2)	11,963	10,952	9,712
Capitalized interest expense amortization (2)	118	108	111
Amortization of acquired intangible assets	27,637	25,614	21,023
Total depreciation and amortization	$174,022	$167,949	$156,183

Capital expenditures (1) (3):
Purchases of property and equipment	$147,990	$122,694	$74,635
Capitalized internal-use software development costs	77,910	69,974	77,491
Total capital expenditures	$225,900	$192,668	$152,126
Capex as a percentage of revenue (1)	22%	19%	15%

End of period statistics:
Number of employees	10,811	10,748	10,533

(1) See Use of Non-GAAP Financial Measures below for a definition.
(2) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized related to cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(3) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Income from operations	$154,583	$148,060	$166,728
GAAP operating margin	15%	15%	17%
Amortization of acquired intangible assets	27,637	25,614	21,023
Stock-based compensation	111,978	99,045	93,260
Amortization of capitalized stock-based compensation and capitalized interest expense	12,359	11,264	10,123
Restructuring charge	361	11,499	544
Acquisition-related costs	95	115	172
Legal settlements	—	2,500	—
Operating adjustments	152,430	150,037	125,122
Non-GAAP income from operations	$307,013	$298,097	$291,850
Non-GAAP operating margin	30%	29%	30%

Net income	$123,171	$139,905	$175,418
Operating adjustments (from above)	152,430	150,037	125,122
Amortization of debt issuance costs	1,605	1,588	1,682
(Gain) loss on cost method investments, net	(9,313)	5,000	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(11,797)	(42,605)	(46,727)
Non-GAAP net income	$256,096	$253,925	$255,495

GAAP tax rate	29%	12%	7%
Income tax effect of non-GAAP adjustments and certain discrete tax items	(10)	7	12
Non-GAAP tax rate	19%	19%	19%

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
GAAP net income per diluted share	$0.82	$0.91	$1.11
Adjustments to net income:
Amortization of acquired intangible assets	0.18	0.17	0.13
Stock-based compensation	0.74	0.65	0.59
Amortization of capitalized stock-based compensation and capitalized interest expense	0.08	0.07	0.06
Restructuring charge	—	0.08	—
Acquisition-related costs	—	—	—
Legal settlements	—	0.02	—
Amortization of debt issuance costs	0.01	0.01	0.01
(Gain) loss on cost method investments, net	(0.06)	0.03	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.08)	(0.28)	(0.30)
Adjustment for shares (1)	—	—	0.02
Non-GAAP net income per diluted share	$1.70	$1.66	$1.64

Shares used in GAAP per diluted share calculations	151,064	153,091	157,466
Impact of benefit from note hedge transactions (1)	—	(368)	(2,114)
Shares used in non-GAAP per diluted share calculations (1)	151,064	152,723	155,352

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the three months ended December 31, 2024 and March 31,2024 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in May 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Net income	$123,171	$139,905	$175,418
Net income margin	12%	14%	18%
Interest and marketable securities income, net	(19,530)	(22,746)	(27,841)
Provision for income taxes	50,212	18,204	12,844
Depreciation and amortization	134,304	131,275	125,337
Amortization of capitalized stock-based compensation and capitalized interest expense	12,359	11,264	10,123
Amortization of acquired intangible assets	27,637	25,614	21,023
Stock-based compensation	111,978	99,045	93,260
Restructuring charge	361	11,499	544
Acquisition-related costs	95	115	172
Legal settlements	—	2,500	—
Interest expense	6,750	6,735	6,818
(Gain) loss on cost method investments, net	(9,313)	5,000	—
Other expense (income), net	3,293	962	(511)
Adjusted EBITDA	$441,317	$429,372	$417,187
Adjusted EBITDA margin	43%	42%	42%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures, non-GAAP depreciation and amortization, capex as a percentage of revenue and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and may be comparable to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of non-GAAP financial measures used in its financial reporting and investor presentations to the most directly comparable GAAP financial measures. This reconciliation can be found in the “Supplemental Financial Information” on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Stock-based compensation is an important aspect of the compensation paid to Akamai's employees which includes long-term incentive plans to encourage retention, performance-based plans to encourage achievement of specified financial targets, short-term incentive awards with a one year vest and shares issued as part of a retirement savings program. The grant date fair value of the stock-based compensation awards varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including acquired intangible assets, right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and capitalized interest expense – Akamai has convertible senior notes outstanding that mature in 2029, 2027 and 2025. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on cost method investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of cost method investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Gains and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment, and any gains from returns of investments or impairments. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as the impact of intercompany sales of intellectual property related to acquisitions), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; legal settlements; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuance of $1,265 million of convertible senior notes due 2029 and the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, Akamai would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2029, 2027 and 2025, unless Akamai's weighted average stock price is greater than $126.31, $116.18 and $95.10, respectively, the initial conversion prices, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; legal settlements; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; gains and losses on cost method investments; gains and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Capital expenditures, or capex – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, stated as a percentage of revenue.

Non-GAAP depreciation and amortization – GAAP depreciation and amortization (which consists of depreciation and amortization of property and equipment, capitalized stock-based compensation, capitalized interest expense and acquired intangible assets), less depreciation and amortization excluded from non-GAAP results (which consists of depreciation and amortization of capitalized stock-based compensation, capitalized interest expense and acquired intangible assets).

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our international subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage growth rate impacted by foreign currency exchange rates, sometimes referred to as constant currency, is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and related management commentary on our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai, including our outlook, guidance and growth objectives. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate and monetary supply fluctuations, international tensions and volatility in capital markets; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine and the Israel-Hamas war; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; difficulties in integrating our acquisitions and investments; failure to realize the expected benefits of any of our acquisitions, reorganizations or investments; changes to economic, political and regulatory conditions in the United States and internationally, including changes in government policies, regulations and resources; our ability to attract and retain key personnel; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.